EXHIBIT 10.18.10

OLD DOMINION FREIGHT LINE, INC.
NON-EXECUTIVE DIRECTOR COMPENSATION STRUCTURE
EFFECTIVE DATE – JANUARY 1, 2016

	Annual Retainer	Annual Phantom
Director Role	Amount	Stock Grant Amount
Member (all non-executive directors)	$75,000	$100,000
Lead Independent Director (1)	20,000	—
Audit Committee Chairman (1)	20,000	—
Compensation Committee Chairman (1)	10,000	—
Governance and Nomination Committee Chairman (1)	10,000	—

(1)	Each non-executive Chairman of a Board Committee and the Lead Independent Director receives this annual retainer in addition to the $75,000 annual retainer paid to all non-executive directors.